Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2022, relating to the consolidated financial statements of Bloom Energy Corporation and the effectiveness of Bloom Energy Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Bloom Energy Corporation for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

San Jose, California

February 25, 2022